UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant  Filed by a Party other than the Registrant Check the appropriate box:  Preliminary Proxy Statement  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))  Definitive Proxy Statement   Definitive Additional Materials  Soliciting Material Under §240.14a-12 CME GROUP INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):  No fee required.  Fee paid previously with preliminary materials.  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 4, 2022 CME Group Inc. (“CME Group” or the “Company”) filed its proxy statement relating to its annual meeting on March 17, 2022. Ms. Ana Dutra is up for re-election at the CME Group annual meeting. In addition, to the CME Group board of directors, Ms. Dutra serves on the boards of directors of First Internet Bancorp, Amyris, Inc. and CarParts.com, Inc. She is also up for election for the first time to Pembina Pipeline Corporation. Ms. Dutra also serves on the subsidiary board of Eletrobras Participacoes which has listed securities in Brazil. To address feedback from our investors on her potential over-boarding, Ms. Dutra has undertaken to resign from her position on the board of Eletrobras Participacoes effective immediately. This Supplement does not change or update any of the other disclosures contained in the proxy statement. This supplement to the proxy statement is being filed with the Securities and Exchange Commission and made available to the Company's shareholders on or about April 26, 2022. Except as amended or supplemented by the information contained in this Supplement, all information set forth in the proxy statement continues to apply and should be considered in voting your shares.